UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2016

CHICOPEE BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-51996	20-4840562

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

70 Center Street, Chicopee, Massachusetts	01013

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                                           (413) 594-6692

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the current report on Form 8-K filed by Chicopee Bancorp, Inc. with the Securities and Exchange Commission on September 28, 2016 (the “Original Filing”).  The sole purpose of this Amendment No. 1 is to correct a typographical error in the Proposal 1 heading.  No other changes have been made to the Original Filing.

Item 5.07                      Submission of Matters to a Vote of Security Holders

A Special Meeting of Shareholders of Chicopee Bancorp, Inc. (the “Company”) was held on September 28, 2016.  The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies, and the proposals are described in detail in the proxy statement filed with the Securities and Exchange Commission on August 12, 2016.  The final results of the shareholder votes are as follows:

Proposal 1 – Approval of the Merger Agreement and Merger with Westfield

The shareholders approved and adopted the Agreement and Plan of Merger, or the merger agreement, by and between Westfield Financial, Inc., or Westfield, and Chicopee Bancorp, Inc., dated as of April 4, 2016, pursuant to which the Company will merge with and into Westfield with Westfield surviving, as follows:

For	4,026,800
Against	475,588
Abstain	39,535
Broker non-votes	0

Proposal 2 – Approval of an advisory (non-binding) proposal to approve the compensation payable to the named executive officers

The shareholders approved an advisory (non-binding) proposal to approve the compensation payable to the named executive officers of the Company in connection with the merger, as follows:

For	3,894,547
Against	537,407
Abstain	109,969
Broker non-votes	0

Proposal 3 – Approval of Adjournment of Special Meeting

The shareholders approved the adjournment of the special meeting, if necessary, to permit further solicitation of proxies if there are insufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to approve the merger agreement, as follows:

For	4,061,004
Against	443,013
Abstain	37,905
Broker non-votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHICOPEE BANCORP, INC.
DATE: September 28, 2016	By:	/s/ William J. Wagner

William J. Wagner
President and Chief Executive Officer